UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 12, 2012

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

In its quarterly report on Form 10-Q for the quarter ended June 30, 2012, Humana Inc. (the “Company”) disclosed that all material contracts between Humana and CMS relating to the company’s Medicare business had been renewed for 2013.  The Company is now reporting that all of its 2013 Medicare Advantage (“MA”) and Prescription Drug Plan (“PDP”) offerings filed with The Centers for Medicare and Medicaid Services (“CMS”) in June 2012 have been approved by CMS and the related contracts have been executed (referred to as the “CMS Contracts”).

Humana will offer the following MA and PDP plans for its Medicare members effective beginning January 1, 2013:

•	Health Maintenance Organization (HMO) plans in 751 counties across 34 states and Puerto Rico.

•	Local Preferred Provider Organization (PPO) plans in 1,569 counties across 38 states and Puerto Rico.

•	Regional PPO plans in 23 states across 14 Medicare Advantage regions.

•	The following Private Fee-for-Service (PFFS) plans, the network arrangements for which are mutually exclusive and are not offered in overlapping service areas:

o
Full-network PFFS plan in 979 counties in 35 states.  All services are available in and out of network, taking full advantage of any Humana contracted discounts when the member uses in network providers.

o	Partial-network PFFS plan (networked for ancillary services only) in 601 counties in 18 states.

o	Deemed-network PFFS plan (any provider) in 6 counties in 1 state.

•	Prescription Drug Plans (PDP) statewide in 50 states, the District of Columbia, and Puerto Rico.

The marketing process for the Company’s 2013 Medicare offerings begins on October 1, 2012, with enrollment beginning October 15, 2012.

Each of the CMS Contracts was effective when signed, has a termination date of December 31, 2013 and may be renewed for successive one-year terms subject to the consent of the parties and their agreement on a bid as submitted by Humana or its subsidiaries. Each of the CMS Contracts may be terminated by either party in the event of the failure by the other to substantially carry out its obligations under the CMS Contracts, and by CMS in the event of a violation by Humana of relevant CMS regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Vice President and Controller (Principal Accounting Officer)

Dated:           September 12, 2012